Exhibit 3.25

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

TEXAS MARKET TIRE HOLDINGS I, INC.

Filing Number: 800356007

Articles of Incorporation Change of Registered Agent/ Office	June 18, 2004 August 26, 2004

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on March 04, 2005.

/s/ Roger Williams
Roger Williams
Secretary of State

Come visit on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	TTY: 7-1-1
Prepared by: SOS-WEB		Document: 843009-10003

ARTICLES OF INCORPORATION

OF

TEXAS MARKET TIRE HOLDINGS I, INC.

I, the undersigned natural person, being eighteen (18) years of age or more, being a citizen of the State of Texas, acting as incorporator for the corporation under the Texas Business Corporation Act, hereby adopt the following Articles of Incorporation for such corporation.

ARTICLE I

Name

The name of the corporation is TEXAS MARKET TIRE HOLDINGS I, INC.

ARTICLE II

Duration

The period of its duration is perpetual.

ARTICLE III

Purpose

The purposes for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV

Stock

The corporation is authorized to issue two classes of shares to be designated respectively as “Class A Voting Common” and “Class B Nonvoting Common.” The total number of shares that the corporation is authorized to issue is 1,000,000. The number of Class A Voting Common shares authorized is 500,000, and the par value of each such share is $1.00. The number of Class B Nonvoting Common shares is 500,000, and the par value of each such share is $1.00. Both Class A Voting Common and Class B Nonvoting Common shall have identical participation rights in dividends, corporate distributions, profits, losses and distributions in liquidation of the corporation, the only difference in the two classes of stock being that Class A Voting Common stock has all rights to vote for any and all purposes at stockholders’ meetings.

ARTICLE V

Address

The street address of the initial registered office of the corporation is 8308 Upland Avenue, Lubbock, Texas 79424, and the name of its initial registered agent at such address is MELVIN G. SHOOK.

ARTICLE VI

Commencement of Business

The corporation will not commence business until it has received for the issuance of its shares consideration consisting of money, labor done or property actually received, not less than $1,000.00.

ARTICLE VII

Preemptive Rights

The shareholders of the corporation shall have the preemptive rights to acquire unissued or Treasury shares of the corporation or obligations of the corporation convertible into shares.

ARTICLE VIII

Cumulative Voting

Cumulative voting for election of Directors shall not be allowed.

ARTICLE IX

Directors

The number of directors shall be at least one (1) and otherwise as established by the shareholders. The number of directors constituting the initial Board of Directors is One (1), and the name and address of the person who is to serve as Director until his successors are elected and qualified is:

MELVIN G. SHOOK

3710 156th Street

Lubbock, Texas 79423

ARTICLE X

Incorporator

The name and address of the incorporate is:

BENNETT G. COOK

1500 Broadway

Suite 400, Wells Fargo Center

Lubbock, Texas 79401

P.O. Drawer 1979 (79408-1979)

IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of June, 2004.

/s/ Bennett G. Cook
BENNETT G. COOK

* * * * *

THE STATE OF TEXAS

COUNTY OF LUBBOCK

BEFORE ME, the undersigned authority, on this day personally appeared BENNETT G. COOK, who being by me duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements contained therein are true.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 17th day of June, 2004.

/s/ Renee Hucks
Notary Public, State of Texas

Renee Hucks
Notary’s Printed Name and Commission Expiration

TEXAS MARKET TIRE, INC.

3710 156th Street

Lubbock, Texas 79423

June 16, 2004

To the Secretary of State of Texas:

Re: Consent to Use of Name

Texas Market Tire, Inc., a corporation organized and existing under the laws of the State of Texas, hereby consents to the use of the name Texas Market Tire Holdings I, Inc. in the State of Texas.

TEXAS MARKET TIRE, INC.

By:	/s/ Melvin G. Shook

Name:	MELVIN G. SHOOK
Title:	President

Filed in the Office of the
Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 401)	Secretary of State of Texas Filing #: 800356007 08/26/2004 Document #: __467900002 Image Generated Electronically for Web Filing

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.	The name of the entity is:

TEXAS MARKET TIRE HOLDINGS I, INC.

The file number issued to the entity by the Secretary of State is 800356007.

2.	The entity is: (Check one)

☑	A business corporation, professional corporation, or professional association, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

☐	A non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

☐	A limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

☐	A limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

☐	A foreign limited liability partnership, which has authorized the changes indicated below, as provided by the Texas Revised Partnership Act.

☐	An out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.	The registered office address as PRESENTLY shown in the records of the Texas Secretary of State is:

8308 Upland Avenue, Lubbock, TX, USA 79424

4.	☑	A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)
701 Brazos Street, Suite 1050, Austin, TX, USA 78701

OR

☐	B. The registered office address will not change.

5.	The name of the registered agent as PRESENTLY shown in the records of the Texas Secretary of State is: Melvin G Shook.

6.	☑	A. The name of the NEW registered agent is: Corporation Service Company d/b/a CSC - Lawyers Incorporating Service Company.

OR

☐ B. The registered agent will not change.

7.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

8.	☑ A. This document will become effective when the document is filed by the Secretary of State.

☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the Secretary of State. The delayed effective date is:

By:	J. Michael Gaither, Vice President
(A person authorized to sign on behalf of the entity)

FILING OFFICE COPY